Exhibit 99.5

IRREVOCABLE PROXY AGREEMENT

June 24, 2013

CLCH, LLC
4721 Golden Spring Circle

Anchorage Alaska 99507

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 10, 2012, as amended, by and among Trio Merger Corp. (“Trio”), Trio Merger Sub, Inc., SAExploration Holdings, Inc. (“SAE”), and CLCH, LLC (“CLCH”).

As of the date hereof, the undersigned (a “Founder”) owns shares of common stock of Trio (“Founder’s Common Stock”) and the number warrants (“Warrants”) to purchase shares of common stock of Trio (“Founder’s Warrants”), in the amounts set out on Exhibit A attached hereto. The Founder’s Warrants were issued pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of June 21, 2011, by and between Trio and Continental Stock Transfer & Trust Company, as warrant agent.

As provided in that certain Consent and Support Agreement Letter to Trio from Founder of even date herein, the Founder has agreed to validly tender or cause to be tendered in the Warrant Exchange Offer (as defined in the Merger Agreement) all of the Founder’s Warrants beneficially owned by the Founder, free and clear of all liens, in exchange for one (1) share of Trio common stock for each ten (10) Founders’ Warrants so tendered, pursuant to and in accordance with the terms of the Warrant Exchange Offer (the “Warrant Tender”). Upon the Warrant Tender, Founder will beneficially own, free and clear of all liens, the amount of common stock of Trio set out in the column titled “Tendered Warrant Shares” of Exhibit A attached hereto (the “Tendered Warrant Shares”).

The undersigned is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Founder’s Common Stock and the Founder’s Warrants set out on Exhibit A attached hereto, and upon the Warrant Tender will have good and valid title to such Tendered Warrant Shares set out in the column titled “Tendered Warrant Shares” of Exhibit A attached hereto free and clear of any liens or restrictions on transfer except that such Founder’s Common Stock is, and following the Warrant Tender will continue to be, held in escrow pursuant to a Stock Escrow Agreement (“Escrow Agreement”), dated as of June 21, 2011, by and between Trio, the Founder and other founders of Trio and Continental Stock Transfer & Trust Company, as escrow agent, until one year after the Closing Date (as defined in the Merger Agreement) and will be subject to restrictions on transfer during such time as set forth in the Escrow Agreement. The undersigned has or will have full voting power with respect to such Founder’s Common Stock (subject to the Founder’s obligation to vote in favor of the transactions contemplated by the Merger Agreement and certain other matters as described in Trio’s final prospectus for its initial public offering prior to the Closing Date) and Founder’s Tendered Warrant Shares and full power of disposition (except as described above), full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this letter agreement, in each case, with respect to such Founder’s Common Stock and Founder’s Tendered Warrant Shares. Except pursuant to this letter agreement, no person has any contractual or other right or obligation to purchase or otherwise acquire any of such Founder’s Common Stock, Founder’s Warrants, or Tendered Warrant Shares.

As a material inducement for SAE to enter into the Merger Agreement, Founder commits at the Closing of the Merger to grant CLCH an Irrevocable Proxy and Power of Attorney, in substantially the form attached hereto as Exhibit B (an "Irrevocable Proxy"), to vote a certain number of Founder’s Common Stock on the terms specified therein and, upon request by CLCH, Founder also agrees to grant additional Irrevocable Proxies to vote a certain number of Founder’s Tendered Warrant Shares on the terms specified therein, in each case with the number of shares over which a proxy is being granted to be mutually determined by the parties such that Jeff Hastings and Brian A. Beatty (the "SAE Stockholders") collectively have control over at least 51% of Trio’s common stock after the Closing of the Merger (the "Threshold"). Any Shares above the Threshold shall be released from the foregoing proxy requirements and Founder shall have no obligation to grant such a proxy to CLCH with respect to shares in excess of the Threshold. Notwithstanding the following, if from time to time the SAE Stockholders need proxies over additional shares to reach the Threshold (but excluding the number of Trio shares, if any, sold by the SAE Stockholders since the Closing of the Merger), Founder commits, upon request by CLCH, to grant additional Irrevocable Proxies from time to time for the number of Shares needed to reach the Threshold. Founder agrees to give prompt notice to CLCH of its receipt of any Tendered Warrant Shares.

The undersigned hereby agrees to execute such additional documents and to provide Trio or SAE with any further assurances as may be necessary to effect the transactions described in this letter agreement.

This letter agreement shall terminate automatically, without any notice or other action by any person, upon the termination of the Merger Agreement in accordance with its terms.

This letter agreement may be amended or supplemented, and any obligation of the undersigned may be waived, only with the consent of Trio.

This letter agreement will be legally binding on the undersigned, may not be assigned by the undersigned, and is executed as an instrument governed by the law of Delaware.

[Signature page follows]

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SIGNATURE PAGE TO IRREVOCABLE PROXY AGREEMENT

HOLDER

Name:

Accepted and Agreed:

CLCH, LLC

By:	/s/ Jeff Hastings
Name: Jeff Hastings
Title: Manager

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Exhibit A

Common Stock	Current Warrants	Tendered Warrant Shares

Exhibit B

Irrevocable Proxy and Power of Attorney

Pursuant to that certain Irrevocable Proxy Agreement by and between the undersigned (a “Founder”) and CLCH, LLC (“CLCH”) dated June 24, 2013 (the “Agreement”), Founder, holder and owner of the number of shares of common stock of SAExploration Holdings, Inc. (formerly known as Trio Merger Corp.), a Delaware corporation (the “Corporation”), set forth below (the “Shares”), does hereby irrevocably appoint CLCH and any designee of CLCH as Founder’s proxy and attorneys-in-fact, with full power of substitution and resubstitution, to represent and vote the Shares, whether at a meeting of shareholders or by any consent to any action taken without a meeting, with respect to any matter presented to the shareholders of the Corporation for vote or action without a meeting. This proxy and power of attorney granted by Founder shall be irrevocable during its term, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Founder with respect to the Shares. Founder authorizes CLCH to file this Irrevocable Proxy and any substitution or revocation with the Corporation so that the existence of this Irrevocable Proxy is noted on the books and records of the Corporation. The power of attorney granted by Founder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Founder.

During the effectiveness of this Irrevocable Proxy, CLCH has all the power that Founder would possess with respect to the voting of the Shares or granting of consent as holder of the Shares. Founder hereby ratifies and confirms all acts that such Founder’s proxy will do or cause to be done by virtue of and within the limitations set forth in this Irrevocable Proxy.

This Irrevocable Proxy is binding on Founder’s heirs, estate, executors, personal representatives, successors, and assigns (including any transferee of any of the Shares) to the fullest extent permitted under applicable law.

This Irrevocable Proxy shall terminate upon the earlier of the disposition of the Shares by the Founder or the date on which the Founder receives notice from Jeff Hastings and Brian A. Beatty that they beneficially own more than 51% of the outstanding common stock of the Corporation without the assistance of this Irrevocable Proxy and any similar irrevocable proxies granted by other founders of the Corporation on the date hereof.

Founder has executed this Irrevocable Proxy on June 24, 2013.

Signature

Name

Number of Shares Subject to Proxy

Schedule to Exhibit 99.5
Form of Irrevocable Proxy Agreement, Irrevocable Proxy and Power of Attorney

Separate Irrevocable Proxy Agreements, each with an Irrevocable Proxy and Power of Attorney in the form attached as Exhibit B thereto, substantially identical in all material respects to Exhibit 99.5 have been executed by certain stockholders of the Issuer in favor of CLCH, LLC. Each Irrevocable Proxy Agreement, Irrevocable Proxy and Power of Attorney differs from the form attached as Exhibit 99.5 as set forth below:

Irrevocable Proxy Agreement:

Name of Holder	Common Stock	Current Warrants	Tendered Warrant Shares

Eric Rosenfeld	1,092,374	2,314,912	231,491
David Sgro	155,250	22,807	2,280
Arnaud Ajdler	155,250	34,211	3,421
Gregory R. Monahan	77,626	22,807	2,280
David Boris	18,000	171,053	17,105
Mark Hauser	18,000	171,053	17,105
Barry Erdos	18,000	171,053	17,105
Joel Greenblatt	18,000	171,053	17,105

Irrevocable Proxy and Power of Attorney:

Name of Founder/Signatory	Number of Shares of Common Stock Subject to Proxy

Eric Rosenfeld	1,092,374
David Sgro	155,250
Arnaud Ajdler	155,250
Gregory R. Monahan	77,626
David Boris	18,000
Mark Hauser	18,000
Barry Erdos	18,000
Joel Greenblatt	18,000